                       ENERGY BIOSYSTEMS CORPORATION               EXHIBIT 11.1
             BASIC AND DILUTED EARNINGS PER SHARE COMPUTATION
                       YEAR ENDED DECEMBER 31, 1997

WEIGHTED AVERAGE SHARES OUTSTANDING:

       TOTAL                          # DAYS
      SHARES                          OUTSTANDING
---------------------------------------------------------
         11,497,135      x                15      =             172,457,025
         11,502,135      x                 1      =              11,502,135
         11,502,235      x                 7      =              80,515,645
         11,502,395      x                18      =             207,043,110
         11,505,395      x                 8      =              92,043,160
         11,506,053      x                13      =             149,578,689
         11,507,163      x                 6      =              69,042,978
         11,605,377      x                52      =             603,479,604
         11,712,758      x                63      =             737,903,754
         11,763,593      x                20      =             235,271,860
         11,764,343      x                36      =             423,516,348
         11,765,343      x                 8      =              94,122,744
         11,777,924      x                24      =             282,670,176
         11,778,204      x                 1      =              11,778,204
         11,780,704      x                15      =             176,710,560
         11,896,470      x                 1      =              11,896,470
         11,896,670      x                 4      =              47,586,680
         11,899,670      x                 9      =             107,097,030
         11,935,951      x                 6      =              71,615,706
         12,201,434      x                 4      =              48,805,736
         12,218,434      x                11      =             134,402,774
         12,251,434      x                43      =             526,811,662
                                -------------             -----------------

                                         365      =           4,295,852,050


                                                              4,295,852,050   /     365   =       11,769,458
                                                                                                ============

LOSS PER
SHARE:

Net Loss plus dividend accrual
 plus accretion of offering costs                             ($12,849,466)           =               ($7.64)
---------------------------------                         -------------------                   ============
   Weighted Avg. Shares                                          1,681,351

                          ENERGY BIOSYSTEMS CORPORATION
                BASIC AND DILUTED EARNINGS PER SHARE COMPUTATION
                          YEAR ENDED DECEMBER 31, 1998


WEIGHTED AVERAGE SHARES
OUTSTANDING:

      TOTAL                           # DAYS
      SHARES                          OUTSTANDING
------------------------------------------------------------------
        12,251,434      x              119  =       1,457,920,646
        12,281,591      x                1  =          12,281,591
        12,970,109      x               40  =         518,804,360
        12,995,109      x               50  =         649,755,450
        13,006,833      x                6  =          78,040,998
        13,011,833      x               88  =       1,145,041,304
        15,241,169      x               48  =         731,576,112
                               -------------      ---------------
                                       352          4,593,420,461

 1:7 Reverse split                                    656,202,923
         2,177,254      x                3  =           6,531,762
         2,179,142      x               10  =          21,791,420
                               -------------         ------------
                                       365            684,526,105  /     365 =        1,875,414
                               =============         ============                     =========



LOSS PER SHARE:

      Net loss plus dividend accrual
     plus accretion of offering costs             $ (9,761,067)              =         $ (5.20)
     --------------------------------            --------------                        ========
          Weighted Avg. Shares                       1,875,414

                          ENERGY BIOSYSTEMS CORPORATION
                BASIC AND DILUTED EARNINGS PER SHARE COMPUTATION
                          YEAR ENDED DECEMBER 31, 1999


Weighted Average Shares Outstanding:

      TOTAL                     # DAYS
      SHARES                    OUTSTANDING
         2,179,124   x              19    =          41,403,356
         2,179,713   x              30    =          65,391,390
         2,180,358   x              20    =          43,607,160
         2,180,691   x              54    =         117,757,314
         2,182,661   x               3    =           6,547,983
         2,315,663   x              13    =          30,103,619
         2,328,667   x               7    =          16,300,669
         2,355,070   x              15    =          35,326,050
         6,150,401   x              11    =          67,654,411
         6,569,890   x             178    =       1,169,440,420
         6,572,135   x              15    =          98,582,025
                         -------------         ----------------
                                  365             1,692,114,397
                         =============         ================

                                                  1,692,114,397  /365     =        4,635,930
                                                                                   =========

Loss Per Share:

Net Loss plus dividend accrual
 plus accretion of offering costs                  $ (8,259,546)          =        $  (1.78)
---------------------------------                 --------------                   =========
   Weighted Avg. Shares                               4,635,930